                                                                       EXHIBIT 3


                                     [SEAL]

                               THE STATE OF TEXAS
                               SECRETARY OF STATE



                                 NOV. 20, 1998




STEVEN HOLMERS (HOGE EVANS HOLMES CARTER+)
4311 OAKLAWN, SUITE 600
DALLAS, TX  75219



RE:
CYBERGUIDE ONLINE, INC.
CHARTER NUMBER 01513094-00



IT HAS BEEN OUR PLEASURE TO APPROVE AND PLACE ON RECORD THE ARTICLES OF INCORPORATION THAT CREATED YOUR CORPORATION. WE EXTEND OUR BEST WISHES FOR SUCCESS IN YOUR NEW VENTURE.

AS A CORPORATION, YOU ARE SUBJECT TO STATE TAX LAWS. SOME NON-PROFIT CORPORATIONS ARE EXEMPT FROM THE PAYMENT OF FRANCHISE TAXES AND MAY ALSO BE EXEMPT FROM THE PAYMENT OF SALES AND USE TAX ON THE PURCHASE OF TAXABLE ITEMS. IF YOU FEEL THAT UNDER THE LAW YOUR CORPORATION IS ENTITLED TO BE EXEMPT YOU MUST APPLY TO THE COMPTROLLER OF PUBLIC ACCOUNTS FOR THE EXEMPTION. THE SECRETARY OF STATE CANNOT MAKE SUCH DETERMINATION FOR YOUR CORPORATION.

IF WE CAN BE OF FURTHER SERVICE AT ANY TIME, PLEASE LET US KNOW.


[SEAL]                                  VERY TRULY YOURS,


                                        /s/ ALBERTO R. GONZALES
                                        ---------------------------------------
                                        Alberto R. Gonzales, Secretary of State

                                     [SEAL]

                               THE STATE OF TEXAS

                               SECRETARY OF STATE


                          CERTIFICATE OF INCORPORATION

                                       OF

                            CYBERGUIDE ONLINE, INC.
                           CHARTER NUMBER   01513094


     THE UNDERSIGNED, AS SECRETARY OF STATE OF THE STATE OF TEXAS, HEREBY CERTIFIES THAT THE ATTACHED ARTICLES OF INCORPORATION FOR THE ABOVE NAMED CORPORATION HAVE BEEN RECEIVED IN THIS OFFICE AND ARE FOUND TO CONFORM TO LAW.

     ACCORDINGLY, THE UNDERSIGNED, AS SECRETARY OF STATE, AND BY VIRTUE OF THE AUTHORITY VESTED IN THE SECRETARY BY LAW, HEREBY ISSUES THIS CERTIFICATE OF INCORPORATION.

     ISSUANCE OF THIS CERTIFICATE OF INCORPORATION DOES NOT AUTHORIZE THE USE OF A CORPORATE NAME IN THIS STATE IN VIOLATION OF THE RIGHTS OF ANOTHER UNDER THE FEDERAL TRADEMARK ACT OF 1946, THE TEXAS TRADEMARK LAW, THE ASSUMED BUSINESS OR PROFESSIONAL NAME ACT OR THE COMMON LAW.


DATED NOV. 19, 1998

EFFECTIVE NOV. 19, 1998


     [SEAL]


                                         ALBERTO R. GONZALES
                                         --------------------------------------
                                         Alberto R. Gonzales, Secretary of State

                                                    ---------------------------
                                                              FILED
                           ARTICLES OF INCORPORATION    in the Office of the
                                                    Secretary of State of Texas

                                       OF                   NOV 19 1998

                            CYBERGUIDE ONLINE, INC.    Corporations Section
                                                    ---------------------------


         I, the undersigned natural person of age twenty-one (21) years or more, a citizen of the State of Texas, acting as an Incorporator of a corporation under the Texas Business Corporation Act, do hereby adopt the following Articles of Incorporation for said corporation:


                                  ARTICLE ONE

         The name of the corporation is Cyberguide Online, Inc..


                                  ARTICLE TWO

         The period of its duration is perpetual.


                                 ARTICLE THREE

         The purpose for which the Corporation is organized is to transact any or all lawful business for which a corporation may be incorporated under the Texas Business Corporation Act, as now existing or hereafter amended.

                                  ARTICLE FOUR

         1. General. The Corporation shall have authority to issue two classes of shares, to be designated as "Preferred" and "Common". The total number of shares which the Corporation is authorized to issue is 110,000,000 shares. The number of Common shares authorized is 100,000,000 and the par value of each share is $0.001 per share. The Common shares shall have identical rights and privileges in every respect. The number of Preferred shares authorized is 10,000,000 and the par value of each such share is $0.01 per share.

         2. Preferred Stock. The Board of Directors is vested with the authority to adopt a resolution or resolutions providing for the issue of authorized but unissued shares of Preferred Stock, which shares may be issued from time to time in one or more series and in such amounts as may be determined by the Board of Directors in such resolution or resolutions. The characteristics of the Preferred Stock, including the ownership powers, voting powers,


ARTICLES OF INCORPORATION - Page 1
designations, preferences, and relative, participating, optional or other rights, if any, of each series of Preferred Stock and the qualifications, limitations or restrictions, if any, of such preferences and/or rights (collectively the "Series Terms"), shall be such as are stated and expressed in a resolution or resolutions providing for the creation or revision of such Series Terms (a "Preferred Stock Series Resolution") adopted by the Board of Directors or a committee of the Board of Directors to which such responsibility is specifically and lawfully delegated. The powers of the Board with respect to the Series Terms of a particular series (any of which powers may, by a resolution of the Board of Directors, be specifically delegated to one or more of its committees, except as prohibited by law) shall include, but not be limited to, the establishment of the following relative rights and preferences:

              A.     The rate of dividends;

              B. The price at and the terms and conditions for which shares may be redeemed;

              C. The amount payable upon shares in event of involuntary liquidation;

              D. The amount payable upon shares in event of voluntary liquidation;

              E. Sinking fund provisions (if any) for the redemption or purchase of shares;

              F. The terms and conditions on which shares may be converted if the shares of any Series are issued with the privilege of conversion; and

              G. Voting rights, including the number of votes per shares, the matter on which shares can vote, and the contingencies which make the voting rights effective.

         3.   Preferences, Limitations and Relative Rights.

              A. General. All shares of Common Stock shall have identical rights with each other. Except as provided in this Article Four or in Preferred Stock Series Resolutions, all shares of Preferred Stock shall have preferences, limitations and relative rights identical with each other. Except as expressly provided in the Preferred Stock Series Resolutions, shares of Preferred Stock shall have only the preferences and relative rights expressly stated in this Article.

              B.     Dividends.

                     (i) The Preferred Stock at the time outstanding shall be entitled to receive, when, as, and if declared by the Board of Directors, out of any funds legally available therefor, dividends at the rate fixed by the Board of Directors.




ARTICLES OF INCORPORATION - Page 2

                     (ii) No dividends shall be declared or paid on Common Stock unless full dividends on outstanding Preferred Stock for all past dividend periods and for the current dividend periods shall have been declared and paid.

              C. Liquidation Preference. In the event of dissolution, liquidation, or winding up of the Corporation (whether voluntary or involuntary), after payment or provision for payment of debts but before any distribution to the holders of the Common Stock, as provided under Texas law, the holders of each Series of Preferred Stock then outstanding shall be entitled to receive the amount fixed by the Board of Directors, plus a sum equal to all cumulated, but unpaid dividends (if any) to the date fixed for distribution. All remaining assets shall be distributed pro rata among the holders of Common Stock.

              D.     Redemption.

                     (1) All or part of any one or more Series of Preferred Stock may be redeemed at any time or times at the option of the Corporation by a resolution of the Board of Directors, in accordance with the terms and provisions of this Article Four and those fixed by the Board of Directors. The Corporation may redeem shares of any one or more series without redeeming shares of other series, as determined by the Board of Directors. If less than all the shares of any series are to be redeemed, the shares of the series to be redeemed shall be selected ratably whether by lot or by any other equitable method determined by the Board of Directors.

                    (2) Redeemed shares shall be paid for in amounts and manners as fixed by the Board of Directors.

                    (3) Shares of Preferred Stock which are redeemed shall be canceled and shall be restored to the status of authorized but unissued shares.

              E. Purchase. Except as provided in this Article, nothing shall limit the right of the Corporation to purchase any of its outstanding shares in accordance with law, by public or private transaction.

              F. Voting. Except as fixed by the Board of Directors and except as otherwise expressly provided by law, all voting powers shall be in Common Stock and none in the Preferred Stock. Where Preferred Stock as a Class has voting power, all Series of Preferred Stock shall be a single class.




ARTICLES OF INCORPORATION - Page 3

                                  ARTICLE FIVE

         The corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000.00), consisting of money, labor done or property actually received.


                                  ARTICLE SIX

         The street address of the corporation's initial registered office is 4300 Horizon N. Parkway, Suite 915, Dallas, Texas 75287. The name of the initial Registered Agent at that address is James B. Tucker.


                                 ARTICLE SEVEN

         The number of Directors constituting the initial Board of Directors is three (3) and the names and addresses of the persons who are to serve as Directors until the first annual meeting of the Shareholders, or until their successors are elected and qualified are:

                                 Jim W. Tucker
                            4300 Horizon N. Parkway
                                   Suite 915
                              Dallas, Texas 75287

                                James B. Tucker
                            4300 Horizon N. Parkway
                                   Suite 915
                              Dallas, Texas 75287


                                   Bob Ringle
                            4300 Horizon N. Parkway
                                   Suite 915
                              Dallas, Texas 75287




ARTICLES OF INCORPORATION - Page 4

                                 ARTICLE EIGHT

         The name and address of the Incorporator is:

                                Steven B. Holmes
                              Hoge, Evans, Holmes
                            Carter & Ledbetter, PLLC
                                  4311 Oaklawn
                                   Suite 600
                              Dallas, Texas 75219


                                  ARTICLE NINE

         Cumulative voting by the Shareholders of the corporation at any election for Directors is expressly prohibited. The Shareholders entitled to vote for Directors in such election shall be entitled to cast one (1) vote for each Director for each share held and no more.


                                  ARTICLE TEN

         No holder of any stock of the corporation shall be entitled as a matter of right to purchase or subscribe for any part of any stock of the corporation authorized by these Articles or of any additional stock of any class to be issued by reason of any increase of the authorized stock of the corporation, or of any bonds, certificates of indebtedness, debentures, warrants, options or other securities convertible into any class of stock of the corporation, but any stock authorized by these Articles or any such additional authorized issue of any stock or securities convertible into any stock may be issued and disposed of by the Board of Directors to such persons, firms, corporations or associations for such consideration and upon such terms and in such manner as the Board of Directors may in its discretion determine without offering any part thereof on the same terms or on any terms to the Shareholders then of record or to any class of Shareholders, provided only that such issuance may not be inconsistent with any provision of law or with any of the provisions of this Article.


                                 ARTICLE ELEVEN

         The corporation shall indemnify as set forth herein, to the extent allowed by Article 2.02-1 of the Texas Business Corporation Act, any person who is or was a Director, Officer, agent or employee of the corporation, and any person who serves or served at the corporation's request as a Director, Officer, agent, employee, partner or trustee of another corporation, partnership, joint venture, trust or other enterprise.




ARTICLES OF INCORPORATION - Page 5

         (A) Persons. The corporation shall indemnify, to the extent provided in Paragraph (B), (D), or (F):

                  (1) any person who is or was a Director, Officer, agent or employee of the corporation, and

                  (2) any person who serves or served at the corporation's request as a Director, Officer, agent, employee, partner or trustee of another corporation or of a partnership, joint venture, trust or other enterprise.

         (B) Extent - Derivative Suits. In case of a suit by or in the right of the corporation against a person named in Paragraph
                  (A) by reason of his holding a position named in Paragraph
                  (A), the corporation shall indemnify him, if he satisfies the standard in Paragraph (C), for expenses (including attorney's fees but excluding amounts paid in settlement) actually and reasonably incurred by him in connection with the defense or settlement of the suit.

         (C) Standard - Derivative Suit. In case of a suit by or in the right of the corporation, a person named in Paragraph (A) shall be indemnified only if:

                  (1)  he is successful on the merits or otherwise, or

                  (2) he acted in good faith in the transaction which is the subject of the suit, and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation. However, he shall not be indemnified in respect of any claim, issue or matter as to which he has been adjudged liable for negligence or misconduct in the performance of his duty to the corporation unless (and only to the extent that) the court in which the suit is brought shall determine, upon application, that despite the adjudication but in view of all the circumstances, he is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

         (D) Extent - Nonderivative Suits. In case of a suit, action, or proceeding (whether civil, criminal, administrative or investigative), other than a suit by or in the right of the corporation, together hereafter referred to as "Nonderivative suit", against a person named in Paragraph (A) by reason of his holding a position named in Paragraph (A), the corporation shall indemnify him if he satisfies the standard in Paragraph (E), for amounts actually and reasonably incurred by him in connection with the defense or settlement of the Nonderivative suit as:

                  (1)  expenses (including attorney's fees);

                  (2)  amounts paid in settlement;

                  (3)  judgments; and



ARTICLES OF INCORPORATION - Page 6

                  (4) fines.

         (E) Standard - Nonderivative Suits. In case of a Nonderivative suit, a person named in Paragraph

                  (A) shall be indemnified only if:

                  (1)  he is successful on the merits or otherwise; or

                  (2) he acted in good faith in the transaction which is the subject of the Nonderivative suit, and in a manner he reasonably believed to be in, and not opposed, to, the best interests of the corporation and, with respect to any criminal action or proceeding, he had no reason to believe his conduct was unlawful. The termination of a Nonderivative suit by judgment, order, settlement, conviction or upon plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person failed to satisfy the standard of this Paragraph (E) (2).

         (F) Determination That Standard Has Been Met. A determination that the standard of Paragraphs (C) or (E) has been satisfied may be made by a court, or except as stated in Paragraph
                  (C)(2) (second sentence), the determination may be made by:

                  (1) a majority of the Directors of the corporation (whether or not a quorum) who were not parties to the action, suit or proceeding; or

                  (2) independent legal counsel (appointed by a majority of the Directors of the corporation, whether or not a quorum, or elected by the Shareholders of the corporation) in a written opinion; or

                  (3) the shareholders of the corporation.

         (G) Proration. Anyone making a determination under Paragraph (F) may determine that a person has met the standard as to some matters but not as to others, and may reasonably prorate amounts to be indemnified.

         (H) Advance Payment. The corporation may pay in advance any expenses (including attorney's fees) which may become subject to indemnification under Paragraphs (A) - (G) if:

                  (1) the Board of Directors authorizes the specific payment;
                  and

                  (2) the person receiving the payment undertakes in writing to repay the corporation, unless it is ultimately determined that he is entitled to indemnification by the corporation under Paragraphs (A) - (G).



ARTICLES OF INCORPORATION - Page 7

         (I)      Nonexclusive. The indemnification provided in Paragraphs (A)
                  - (G) shall not be exclusive of any other rights to which a person may be entitled by law, by-law, agreement, vote of Shareholders or disinterested Directors, or otherwise.

         (J) Continuation. The indemnification and advance payment provided in Paragraphs (A) - (H) shall continue as to a person who has ceased to hold a position named in Paragraph
                  (A) and shall inure to his heirs, executors and administrators.

         (K) Insurance. The corporation may purchase and maintain insurance on behalf of any person who holds or who has held any position named in Paragraph (A), against any liability incurred by him in any such position, or arising out of his status as such, whether or not the corporation would have power to indemnify him against such liability under Paragraphs (A) - (H).

         (L) Reports. Indemnification payments, advance payments and insurance purchases and payments made under Paragraphs (A) -
                  (K) shall be reported in writing to the Shareholders of the corporation with the next notice of annual meeting, or within six (6) months, whichever is sooner.

         (M) Severability. All of the provisions of this Article Eleven are separate from each other, and to the extent that a particular provision is held by a court of competent jurisdiction to be invalid for any reason, then such holding shall not affect the enforceability and binding effect of the other provisions herein not held to be invalid.


                                 ARTICLE TWELVE

         No contract or other transaction between the Corporation and any other person (as used herein the term "Person" means an individual, firm, trust, partnership, association, corporation, or other entity) shall be affected or invalidated by the fact that any director of the Corporation is interested in, or is a member, director, or an officer of, such other person, and any director may be a party to or may be interested in any contract or transaction of the Corporation or in which the Corporation is interested; and no contract, act, or transaction of the Corporation with any person shall be affected or invalidated by the fact that any director of the Corporation is a party to, or interested in, such contract, act, or transaction, or in any way connected with such person. Each and every person who may become a director of the Corporation is hereby relieved from any liability that might otherwise exist from contracting with the Corporation for the benefit of himself or any person in which he may in any way be interested; provided that the fact of such interest shall have been disclosed to, or shall be known by, the other directors or the shareholders of the Corporation, as the case may be, acting upon or with reference to such act, contract, or transaction, even though the presence at a meeting or vote or votes of such interested director might have been necessary to obligate the Corporation upon such act, contract, or transaction.



ARTICLES OF INCORPORATION - Page 8

                                ARTICLE THIRTEEN

         The Corporation shall have the authority to purchase, directly or indirectly, its own shares to the extent of the aggregate of the unrestricted capital surplus available therefor and unrestricted reduction surplus available therefor, without submitting such purchase to a vote of the shareholders of the Corporation.


                                ARTICLE FOURTEEN

         Any action required by the Texas Business Corporation Act to be taken at any annual or special meeting of Shareholders, or any action which may be taken at any annual or special meeting of Shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

         IN WITNESS WHEREOF, I have hereunto set my hand on November 18, 1998.



                                       /s/ STEVEN B. HOLMES
                                       ---------------------------------
                                       STEVEN B. HOLMES,
                                       INCORPORATOR



ARTICLES OF INCORPORATION - Page 9

                                     BYLAWS

                                       OF

                            CYBERGUIDE ONLINE, INC.


                             ARTICLE ONE - OFFICES

         SECTION ONE. REGISTERED OFFICE. The Registered Office of the Corporation is located at 4300 Horizon N. Parkway, Suite 915, Dallas, Texas 75287.

         SECTION TWO. ADDITIONAL OFFICE. The Corporation may also have offices at such other places, within or without the State of Texas, where the Corporation is qualified to do business, as the Board of Directors may from time to time designate and as the business of the Corporation may require.


                      ARTICLE TWO - SHAREHOLDER'S MEETINGS

         SECTION ONE. PLACE OF MEETINGS. Meetings of the Shareholders shall be held at any place, either within or without the State of Texas, designated by the Board of Directors pursuant to authority hereinafter granted to the Board or by the written consent of all persons entitled to vote thereat. In the absence of any such designation, Shareholder's meetings shall be held at the Registered Office of the Corporation.

         SECTION TWO. ANNUAL MEETING. The annual meeting of the Shareholders shall be held at a date and time to be set by resolution of the Board of Directors. If no resolution is made setting the date for the annual meeting of the Shareholders, such meeting shall be held on the annual anniversary of the date on which the Corporation's Articles of Incorporation were issued. At such meetings Directors shall be elected, reports of the affairs of the Corporation shall be considered and any other business may be transacted which is within the powers of the Shareholders. The date and time of the Annual Meeting of Shareholders may be changed by appropriate resolutions of the Board of Directors, to a time within sixty (60) days before or following the date stated herein.

         SECTION THREE. NOTICE OF MEETING. Notice of all meetings of the Shareholders stating the place, day and hour of the meeting, and in case of a special meeting the purpose or purposes for which the meeting is called, shall be given in writing to each Shareholder entitled to vote at the meeting at least ten (10) but not more than fifty (50) days before the date of the meeting either personally or by mail or other means of written communication, addressed to the Shareholder at the address appearing on the books of the Corporation or given by the Shareholder to the Corporation for the purpose of notice. If mailed, the notice shall be deemed to be delivered when deposited in the United States mail, with postage prepaid, properly addressed to the Shareholder. Notice of adjourned meetings is not necessary unless the meeting is adjourned for thirty (30) days or more, in which case notice of the adjourned meeting shall be given as in the case of any special meeting. Any notice required by law or by these Bylaws may be waived by the person entitled to



BYLAWS OF CYBERGUIDE ONLINE, INC. - Page 1 the notice by the execution of a written waiver of such notice, which waiver may be signed before or after the time stated in the notice.

         SECTION FOUR. SPECIAL MEETINGS. Special meetings of the Shareholders may be called by the President, the Board of Directors or by the holder or holders of at least one-tenth (1/10) of all the shares entitled to vote at the meeting. No question may be voted upon at a special meeting of the Shareholders unless the notice of said meeting states that one of the purposes of the meeting will be to act upon the question or unless the meeting is attended by all of the Shareholders entitled to vote upon the question and all the Shareholders vote that the question may then be voted upon at that meeting.

         SECTION FIVE. QUORUM AND MANNER OF ACTION. The holders of a majority of shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of Shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without notice other than announcement at the meeting that the meeting shall be adjourned until a quorum shall be present. At a reconvened meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. When a quorum is present at any meeting, the vote of the holders of a majority of the shares having voting power, present in person or represented by proxy, shall decide any question brought before the meeting, unless the question is one upon which, by express provision of the statues, the Articles of Incorporation or these Bylaws, a different vote is required, in which case the express provision shall govern and control the vote required for decision upon the question.

         SECTION SIX. VOTING OF COMMON SHARES. Each outstanding share of common stock shall be entitled to one (1) vote on each matter submitted to a vote at a meeting of Shareholders.

         SECTION SEVEN. ELIGIBLE SHAREHOLDERS. For the purpose of determining Shareholders entitled to notice of and to vote at any meeting of Shareholders or at any adjournment thereof, for the purpose of determining Shareholders entitled to receive payment of any dividend or for the purpose of determining the shareholders for any other proper purpose, the Board of Directors of the corporation may provide that the share transfer books shall be closed for a stated period, not to exceed in any case fifty (50) days. If the share transfer books shall be closed for the purpose of determining Shareholders entitled to notice of or to vote at a meeting of Shareholders, the books shall be closed for at least ten (10) days immediately preceding the meeting. In lieu of closing the share transfer books, the Board of Directors may fix in advance a date as the record date for such determinations of Shareholders, with the date in any case to be not more than fifty (50) days and in case of a meeting of Shareholders, not less than ten (10) days prior to the date on which the particular action requiring the determination of Shareholders is to be taken. If the share transfer books are not closed and no record date is fixed for the determination of Shareholders entitled to notice of and to vote at a meeting of Shareholders or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring the dividend is adopted, as the case may be, shall be the record date for the determination of Shareholders. When a determination of shareholders entitled to vote at any meeting of Shareholders has been made as provided in this section, the determination shall apply to any adjournment thereof.



BYLAWS OF CYBERGUIDE ONLINE, INC. - Page 2

         SECTION EIGHT. VOTING LIST. The Officer or agent having charge of the Corporation's share transfer books shall make, at least ten (10) days before each meeting of Shareholders, a complete list of the Shareholders entitled to vote at the meeting or at any adjournment thereof. The list shall be arranged in alphabetical order with the address of each Shareholder and the number of shares owned by each Shareholder. The list, for a period of ten (10) days prior to the meeting, shall be kept on file at the Registered Office of the Corporation and shall be subject to the inspection by any Shareholder at any time during usual and ordinary business hours. The list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any Shareholder during the whole time of the meeting. The original share transfer books shall be prima facie evidence as to the Shareholders who are entitled to examine the list and transfer books and to vote at any meeting of Shareholders.

         SECTION NINE. PROXIES. At any meeting of Shareholders, a Shareholder may vote in person or by proxy executed in writing by the Shareholder or by his duly authorized attorney-in-fact. The proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise specifically provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable and unless otherwise made irrevocable by law.

         SECTION TEN. ACTION WITHOUT MEETING. Any action required by the Texas Business Corporation Act to be taken at any annual or special meeting of Shareholders, or any action which may be taken at any annual or special meeting of Shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

         SECTION ELEVEN. CONSENT OF ABSENTEES. No defect in the calling or noticing of a Shareholder's meeting will affect the validity of any action at the meeting if a quorum was present and if each Shareholder not present in person or by proxy signs a written waiver of notice, consent to the holding of the meeting or approval of the Minutes, either before or after the meeting and such waivers, consents or approvals are filed with the corporate records or made a part of the Minutes of the meeting.

         SECTION TWELVE. ELECTION INSPECTOR. In advance of any meeting of Shareholders, the Board of Directors may appoint any person, other than a nominee for office, as inspector of election to act at such meeting or any adjournment thereof. If an inspector of election is not so appointed, the chairman of any such meeting may, and on the request of any Shareholder or his proxy, shall, appoint an inspector of election at the meeting. In case the person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the Board of Directors in advance of the meeting or at the meeting by the person acting as chairman. The inspector of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity, and effect of proxies, receive notes, ballots or consents, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes or consents, determine the result, and do such acts as may be proper to conduct the election or vote with fairness to all Shareholders. The inspector of election shall perform his



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
duties impartially, in good faith, to the best of his ability and as expeditiously as is practical. On request of the chairman of the meeting or of any Shareholder or his proxy, the inspector shall make a report in writing of any challenge or question of matter determined by him and execute a certificate of any fact found by him. Any report or certificate made by him is prima facie evidence of the facts stated therein.

         SECTION THIRTEEN. CONDUCT OF MEETING. At every meeting of the Shareholders, the President, or in his absence, the Vice President designated by the Board of Directors, shall act as chairman. The Secretary of the Corporation, or in his absence, any person appointed by the presiding officer, shall act as Secretary of all meetings of the Shareholders.

         SECTION FOURTEEN. CUMULATIVE VOTING. Cumulative voting by the Shareholders of the Corporation at any election for Directors is expressly prohibited. The Shareholders entitled to vote for Directors in any election shall be entitled to cast one (1) vote and no more per share for each Director to be elected.

         SECTION FIFTEEN. VOTING OF SHARES OF CERTAIN HOLDERS.

         (a) Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the Bylaws of such corporation may authorize, or in the absence of such authorization, as the Board of Directors of such corporation may determine.

         (b) Shares held by an administrator, executor, guardian or conservator may be voted by him so long as such shares are in the possession and forming a part of the estate being served by him, either in person or by proxy, without the necessity of a transfer of the shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him, either in person or by proxy, without a transfer of the shares into his name as trustee.

         (c) Shares standing in the name of a receiver may be voted by the receiver, and shares held by or under the control of a receiver may be voted by him without the transfer thereof into his name if authority to do so is contained in an appropriate order of the court by which he was appointed.

         (d) A shareholder whose shares are pledged shall be entitled to vote such shares until they have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the transferred shares.

         (e) Treasury shares, shares of its own stock owned by another corporation the majority of the voting stock of which is owned or controlled by this Corporation, and shares of its own stock held by this corporation in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.




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

                           ARTICLE THREE - DIRECTORS

         SECTION ONE. POWERS. The business and affairs of the Corporation shall be managed by the Board of Directors which shall exercise all the powers of the Corporation and do all lawful acts and things as are not by statute, by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done or approved by the Shareholders.

         SECTION TWO. NUMBER AND QUALIFICATION. The Board of Directors shall consist of at least one and no more than nine (9) Directors, who need not be a Shareholder or resident of the State of Texas. The actual number of Directors chosen within these limits shall be established by the Board of Directors by properly approved resolution. The upper limit to the number of Directors may be increased or decreased from time to time by amendment to these Bylaws; provided, however, that no decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director.

         SECTION THREE. TERM OF OFFICE. The Directors named in the Articles of Incorporation shall hold office until the first annual meeting of Shareholders and until their successors are elected and qualified, either at an annual or a special meeting of Shareholders. Directors other than those named in the Articles of Incorporation, shall hold office until the next annual meeting and until their successors are elected and qualified.

         SECTION FOUR. VACANCIES. Vacancies in the Board of Directors shall exist in the case of the happening of any of the following events; (a) the death, resignation or removal of any Director; (b) the authorized number of Directors is increased; or (c) at any annual, regular or special meeting of Shareholders at which any Director is elected, the Shareholders fail to elect the full authorized number of Directors to be voted for at that meeting. In addition, the Board or Directors may declare vacant the office of a Director in either of the following cases: (a) if he is adjudged incompetent by an order of Court or convicted of a felony; or (b) if within thirty (30) days after notice of his election, he does not accept the office either in writing or by attending a meeting of the Board of Directors. Vacancies may be filled by the unanimous vote of the remaining Directors, though less than a quorum or by a sole remaining Director. Each Director so elected shall hold office until his successor is elected at an annual, regular or special meeting of the Shareholders. The Shareholders may elect a Director at any time to fill any vacancy not filled by the Directors. If the Board of Directors accepts the resignation of a Director tendered to take effect at a future time, the Board or the Shareholders may elect a successor to take office when the resignation becomes effective. A reduction of the authorized number of Directors shall not remove any Director prior to the expiration of his term of office.

         SECTION FIVE. REMOVAL. The entire Board of Directors or any individual Director may be removed from office, either with or without cause, by a vote of Shareholders holding a majority of the outstanding shares entitled to vote at an election of Directors. If any or all Directors are so removed, new Directors may be elected at the same meeting.

         SECTION SIX. PLACE OF MEETINGS. All meetings of the Board of Directors shall be held at any place, within or without the State of Texas, which has been designated from time to time by resolution of the Board or by written consent of all members of the Board. Any regular or



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

special meeting is valid, wherever held, if held on written consent of all members of the Board given either before or after the meeting and filed with the Secretary of the Corporation.

         SECTION SEVEN. ANNUAL MEETINGS. Annual meetings of the Board of Directors shall be held, without call or notices, immediately following each annual meeting of the Shareholders of the Corporation.

         SECTION EIGHT. SPECIAL MEETINGS. Special meetings of the Board of Directors of the Corporation shall be called by the President, or, if he is absent or is unable or refuses to act, by any Vice President or by any Director.

         SECTION NINE. NOTICE OF SPECIAL MEETING. Written notice of the time, place and purpose of special meetings of the Board of Directors shall be delivered personally to each Director or sent to each Director by mail or by other form of written communication, at least seven (7) days before the meeting. If the address of a Director is not shown on the records and is not readily ascertainable, notice shall be addressed to him at the city or place in which meetings of the Directors are regularly held. Notice of the time and place of holding an adjourned meeting of a meeting need not be given to absent Directors if the time and place are fixed at the meeting adjourned.

         SECTION TEN. QUORUM AND MANNER OF ACTION. At all meetings of the Board of Directors, the presence of a majority of the Directors shall be necessary and sufficient to constitute a quorum for the transaction of business and the act of a majority of Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as otherwise specifically provided by statute, by the Articles of Incorporation, or by these Bylaws. If a quorum shall not be present at any meeting of Directors, the Directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting that the meeting shall be adjourned, until a quorum shall be present. At a reconvened meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally noticed. Each Director who is present at a meeting will be deemed to have assented to any action taken at such meeting unless his dissent to the action is entered in the Minutes of the meeting or unless he shall file his written dissent thereto with the Secretary of the meeting or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after such meeting.

         SECTION ELEVEN. ACTION WITHOUT MEETING. Any action required or permitted to be taken by the Board of Directors or any Committee of Directors under any provision of the Texas Business Corporation Act may be taken without a meeting, if all members of the Board or of the Committee of Directors shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the Minutes of the proceedings of the Board. Such action by written consent shall have the same force and effect as a unanimous vote of such Directors. Any certificate or other document filed under any provisions of the Texas Business Corporation Act which relates to actions so taken shall state that the action was taken by unanimous written consent of the Board of Directors to so act and such statement shall be prima facie evidence of such authority.



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

         SECTION TWELVE. VALIDATION OF MEETING DEFECTIVELY CALLED. The transaction of any meeting of the Board of Directors, however called and noticed or wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present and if, either before or after the meeting, each of the Directors not present signs a waiver of notice, a consent to holding the meeting or an approval of the Minutes thereof. All such waivers, consents, or approvals shall be filed with the corporate records or made a part of the Minutes of the meeting. Attendance by a Director at a meeting shall constitute a waiver of notice of the meeting, unless the express purpose for such attendance is to present the objection that the meeting is not lawfully called or convened.

         SECTION THIRTEEN. CONDUCT OF MEETINGS. The President, or, in his absence, the Vice President designated by the Board of Directors, shall preside at meetings of the Board of Directors. The Secretary of the Corporation, or in his absence, any person appointed by the presiding officer, shall act as Secretary of the Board of Directors.

         SECTION FOURTEEN. COMPENSATION. Directors shall receive such compensation for their services as Directors as shall be determined from time to time by resolution of the Board. Any Director may serve the Corporation in any other capacity as an officer, agent, employee or otherwise and receive compensation therefor.

         SECTION FIFTEEN. INTERESTED DIRECTORS. Any contract or other transaction between the Corporation and any of its Directors (or any corporation or firm in which any of its Directors is directly of indirectly interested) shall be valid for all purposes notwithstanding the presence of such Director at the meeting; provided however, the foregoing shall apply only if the interest of each such Director is known or disclosed to the Board of Directors and it shall nevertheless authorize or ratify such contract or other transaction by a majority of the Directors present, each such interested Director to be counted in determining whether a quorum is present but not in calculating the majority necessary to carry such vote.

         SECTION SIXTEEN. EXECUTIVE COMMITTEE. The Board of Directors may at any time appoint two (2) or more Directors to serve and act as an Executive Committee. The Executive Committee so appointed shall have such power and authority to conduct the business and affairs of the Corporation as is vested by law, the Articles of Incorporation and these Bylaws in the Board of Directors as a whole, except that it may not take any action that is specifically required by statute to be taken by the entire Board of Directors. Members of the Executive Committee shall receive such compensation as the Board or Directors may from time to time provide. Each Director shall be deemed to have assented to any action of the Executive Committee unless he shall, within seven (7) days after receiving actual or constructive notice of such action, deliver his written dissent thereto to the Secretary of the Corporation. Members of the Executive Committee shall serve at the pleasure of the Board of Directors.


                            ARTICLE FOUR - OFFICERS

         SECTION ONE. OFFICERS. The Officers of the Corporation shall be a President and a Secretary and may be a Vice President and a Treasurer. The Corporation may also have, at the discretion of the Board of Directors, one or more additional Vice Presidents, one or more Assistant



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
Treasurers, and such other Officers as may be appointed in accordance with the Provisions of Section Three of this Article. One person may hold two or more offices.

         SECTION TWO. ELECTION. The Officers of the Corporation shall be elected annually by the Board of Directors and each shall hold his office until he shall resign or shall be removed or otherwise is qualified to serve, or his successors shall be elected and qualified.

         SECTION THREE. ADDITIONAL OFFICERS. The Board of Directors may appoint such other officers or agents as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as the Board or Directors may from time to time determine.

         SECTION FOUR. COMPENSATION. The compensation of the President, all Vice Presidents, the Secretary and the Treasurer shall be fixed by the Board of Directors, but the compensation of all minor officers and all other agents and employees of the Corporation may be fixed by the President, unless by resolution the Board of Directors shall determine otherwise; provided, however, that without the express approval of the Board of Directors, the President may not enter into any employment agreement on behalf of the Corporation with any person which may not be terminated by the Corporation, either at will or upon thirty (30) days written notice.

         SECTION FIVE. REMOVAL AND RESIGNATION. Any Officer may be removed, either with or without cause, by a majority of the Directors in office, at any regular or special meeting of the Board; provided, however, that such removal shall be without prejudice to the contract rights, if any, of the person removed. Any Officer may resign at any time by giving written notice to the Board of Directors or to the President or to the Secretary of the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         SECTION SIX. VACANCIES. If the office of the President, Vice President, Secretary or Treasurer becomes vacant by reason of death, resignation, removal or otherwise, the Board of Directors shall elect a successor who shall hold office for the unexpired term and until his successor is elected.

         SECTION SEVEN. PRESIDENT. The President shall be the Chief Executive Officer of the Corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and Officers of the Corporation and shall have the general powers and duties of management usually vested in the office of President of a corporation and shall have such other powers and duties as may be prescribed by the Board of Directors or the Bylaws. Within this authority and in the course of his duties he shall:

         (a) Preside at all meetings of the Shareholders and all meetings of the Board of Directors and shall be ex officio a member of the Executive Committee, if any;

         (b)      Sign all certificates of stock of the Corporation;



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
         (c) When authorized by the Board of Directors or required by law, execute in the name of the Corporation deeds, conveyances, notices, leases, checks, drafts, bills of exchange, warrants, promissory notes, bonds, debentures, contracts and other papers and instruments in writing and, unless the Board of Directors shall order otherwise by resolution, make such contracts as the ordinary conduct of the Corporation's business may require; and

         (d) Appoint and remove, employ and discharge and prescribe the duties and fix the compensation of all agents, employees and clerks of the Corporation other than the duly appointed Officers, subject to the approval of the Board of Directors, and control, subject to the direction of the Board of Directors, all of the Officers, agents and employees of the Corporation.

         SECTION EIGHT. VICE PRESIDENT. In the absence or disability of the President, the Vice President designated by the Board of Directors shall perform all the duties of the President and, when so acting, shall have the powers of and be subject to all the restrictions on the President. The Vice President or Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for him or them by the Board of Directors or the Bylaws.

         SECTION NINE.  SECRETARY.  The Secretary shall:

         (a) Attest and keep at the principal office of the Corporation the original or a copy of its Bylaws as amended or otherwise altered to date;

         (b) Keep at the principal office of the Corporation or such other place as the Board of Directors may order, a book of Minutes of all meetings of its directors, Shareholders and Executive Committee, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at Directors' meetings, the number of shares or members present or represented at Shareholder's meetings and the proceedings thereof;

         (c) Sign or attest such documents as may be required by law or the business of the Corporation and keep the corporate seal and affix it to such instruments as may be necessary or proper;

         (d) Be custodian of the records and of the seal of the Corporation;

         (e) See that all notices are duly given in accordance with the provisions of these Bylaws or as required by law;

         (f) Keep at the principal office of the Corporation a share register or duplicate share register showing the names of the Shareholders and their addresses; the number, date of issue, and class of shares represented by each outstanding share certificate surrendered for cancellation.



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

         (g) See that the books, reports, statements, certificates and all other documents and records required by law are properly kept and filed; and

         (h) In general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned by the Board or Directors.

         SECTION TEN.  TREASURER.  The Treasurer shall:

         (a) Have charge and custody of, and be responsible for, all funds and securities of the Corporation and deposit all such finds in the name of the Corporation in such banks, trust companies or other depositories as shall be selected by the Board of Directors;

         (b) Receive, and give receipt for, moneys due and payable to the Corporation from any source whatsoever;

         (c) Disburse or cause to be disbursed, the funds of the Corporation as may be directed by the Board of Directors, taking proper vouchers for such disbursements, gains, losses, capital, surplus and shares;

         (d) Keep and maintain adequate and correct accounts of the Corporation's properties and business transactions including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares;

         (e) Render to the President and Directors, whenever requested, an account of all transactions as Treasurer and of the financial condition of the Corporation;

         (f) Prepare, or cause to be prepared, and certify the financial statements to be included in the annual report to Shareholders and statements of the affairs of the Corporation when requested by Shareholders holding at least ten percent (10%) of the number of outstanding shares of the Corporation; and

         (g) In general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned by the Board or Directors.


                    ARTICLE FIVE - EXECUTION OF INSTRUMENTS

         SECTION ONE. AUTHORITY FOR EXECUTION OF INSTRUMENTS. The Board of Directors, except as otherwise provided in these Bylaws, may authorize any Officer or Officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances; and, unless so authorized, no Officer, agent or employees shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or in any amount.

         SECTION TWO. EXECUTION OF INSTRUMENTS. Unless otherwise specifically determined by the Board of Directors or otherwise required by law, formal contracts of the



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
Corporation, promissory notes, deeds of trust, mortgages and other evidences of indebtedness of the Corporation and other corporate instruments and documents and certificates of shares of stock owned by the Corporation shall be executed, signed or endorsed by the President and may have the corporate seal affixed thereto.


                         ARTICLE SIX - DEPOSIT OF FUNDS

         SECTION ONE. BANK ACCOUNTS. All funds of the Corporation shall be deposited from time to time to the credit of the Corporation with such banks, trust companies or other depositories as the Board of Directors may select.

         SECTION TWO. SIGNING OF CHECKS. All checks, drafts or other orders for payment of money, notes or other evidences or indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as shall be determined from time to time by resolution of the Board or Directors.


                ARTICLE SEVEN - ISSUANCE AND TRANSFER OF SHARES

         SECTION ONE. ISSUANCE OF STOCK. The Board of Directors may offer for sale and issue shares of the common stock of the Corporation as authorized in the Articles of Incorporation.

         SECTION TWO. CERTIFICATES FOR FULLY PAID SHARES. Neither shares nor certificates representing such shares may be issued by the Corporation until the full amount of the consideration has been paid. When such consideration has been paid to the Corporation, the shares shall be deemed to have been issued and the certificate representing such shares shall be issued to the Shareholder.


         SECTION THREE. CONSIDERATION FOR SHARES. The consideration paid for the issuance of shares shall consist of money paid, labor done or property actually received. Neither promissory notes nor the promise of future services shall constitute payment or part payment for shares of the Corporation.

         SECTION FOUR. CERTIFICATES REPRESENTING SHARES. Certificates in the form as may be determined by the Board or Directors and as shall conform to the requirements of the statutes, the Articles of Incorporation and these Bylaws shall be delivered representing all shares to which Shareholders are entitled. The certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued. Each certificate shall be signed by the President of the Corporation, may be signed by the Secretary of the Corporation and shall be sealed with the seal of the Corporation. Each certificate shall state the following upon the face thereof:

         (a) That the Corporation is organized under the laws of the State of Texas;

         (b)      The name of the person to whom issued;



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

         (c) The number and class of shares and the designation of the series, if any, which such certificate represents; and

         (d) The par value of each share represented by the certificate, or a statement that the shares are without par value.

         SECTION FIVE. REPLACEMENT OF CERTIFICATES. No new certificates shall be issued until the former certificate for the shares represented thereby shall have been surrendered and canceled, except in the case of lost or destroyed certificates for which the Board of Directors may order new certificates to be issued upon such terms, conditions and guarantees as the Board may see fit to impose, including the filing of sufficient indemnity.

         SECTION SIX. TRANSFER AGENTS AND REGISTRARS. The Board of Directors may appoint one or more transfer agents and may appoint one or more registrars who shall be appointed at such times and places as the requirements of the Corporation may necessitate and as the Board of Directors may designate.

         SECTION SEVEN. TRANSFER OF SHARES. Shares of the stock shall be transferable only on the books of the Corporation by the holder thereof in person or by his duly authorized attorney. Upon surrender to the Corporation or transfer agent of the Corporation of a certificate or certificates representing shares, duly endorsed or accomplished by a proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation or the transfer agent of the Corporation to issue a new certificate or certificates to the person entitled thereto, to cancel the old certificate or certificates and to record the transaction upon its books. The transferee in any transfer of shares shall be deemed to have full notice of, and to consent to, the Bylaws of the Corporation to the same extent as if he had signed a written assent thereto. Whenever any transfer of shares shall be made for collateral security, and not absolutely, and written notice thereof shall be given to the Secretary of the Corporation or its transfer agent, if any, such fact shall be stated in the entry of the transfer.

         SECTION EIGHT. REGISTERED SHAREHOLDERS. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or beneficial claim to or interest in the share or shares on the part of any other person.

         SECTION NINE.  REASONABLE DOUBT AS TO RIGHT TO TRANSFER.
When a transfer of shares is requested and there is reasonable doubt as to the right of the person seeking the transfer, the Corporation or its transfer agent, if any, before recording the transfer of the shares on its books or issuing any certificate therefor, may require from the person seeking the transfer reasonable proof of his right to the transfer. If there remains a reasonable doubt of the right to the transfer, the Corporation may refuse a transfer unless the person gives adequate security or a bond of indemnity executed by a corporate surety or by two (2) individual sureties satisfactory to the Corporation as to form, amount and responsibility of the sureties. The bond shall be conditioned to protect the Corporation, its Officers, transfer agents and registrars, if any, or any of them against any loss, damage, expense or other liability to the owner of the shares of a new certificate for shares.



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
              ARTICLE EIGHT - CORPORATE RECORDS, REPORTS AND SEAL

         SECTION ONE. MINUTES OF MEETINGS. The Corporation shall keep and maintain a book of Minutes of all meetings of its Directors and of its Shareholders with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at Directors' meetings, the number of shares present or represented at Shareholders' meetings and the proceedings thereof.

         SECTION TWO. BOOKS OF ACCOUNTS. The Corporation shall keep and maintain adequate and correct accounts of its properties and business transactions, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital surplus and shares. Any surplus, including earned surplus, paid-in surplus and surplus arising from a reduction of stated capital, shall be classified according to source and shown in a separate account.

         SECTION THREE. SHARE REGISTER. The Corporation shall keep and maintain a share register, showing the names of the Shareholders and their addresses, the number and classes of shares held by each, and the number and date of cancellation of every certificate surrendered for cancellation.

         SECTION FOUR. INSPECTION OF RECORDS BY SHAREHOLDER. Any person who shall have been a Shareholder of record for at least six (6) months immediately preceding this demand or who is the holder of record of at least five percent (5%) of all of the outstanding shares of the Corporation, on written demand stating the purpose thereof, has the right to examine, in person or by agent, accountant or attorney, at any reasonable time or times, for any proper purpose, its books and records of account, Minutes and record of Shareholders and is entitled to make extracts therefrom.

         SECTION FIVE. INSPECTION OF RECORDS BY DIRECTORS. Every Director shall have the absolute right at any reasonable time to inspect all books, records, documents of every kind and the physical properties of the Corporation. Such inspection by a Director may be made in person or by agent or attorney and the right of inspection includes the right to make extracts therefrom.

         SECTION SIX. FINANCIAL REPORTS. The Board of Directors must, when requested by the holders of at least one-third (1/3) of the outstanding shares of the Corporation, present written reports concerning the situation and business of the Corporation.

         SECTION SEVEN. FISCAL YEAR. The fiscal year of the Corporation shall be determined by the Board of Directors.

         SECTION EIGHT. CORPORATE SEAL The Board of Directors may adopt, use and thereafter alter the corporate seal.

         SECTION NINE. DIVIDENDS. The Board of Directors may declare and the Corporation may pay dividends on its outstanding shares in cash, property or its own shares, pursuant to law and subject to the provisions of its Articles of Incorporation.



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

         SECTION TEN. CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or to execute and deliver any instrument in the name, and on behalf of, the Corporation. This authority may be general or confined to specific instances.

         SECTION ELEVEN. LOANS. No loans shall be contracts on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. This authority may be general or confined to specific instances.

         SECTION TWELVE. RESERVES. The Board of Directors may by resolution create a reserve or reserves out of earned surplus for any purpose or purposes, and may abolish any such reserve in the same manner.


            ARTICLE NINE - INDEMNIFICATION OF OFFICERS AND DIRECTORS

         SECTION ONE. INDEMNIFICATION. The Corporation shall be empowered, to the extent allowed by Article 2.02-1 of the Texas Business Corporation Act, to indemnify Directors, Officers, agents and employees as follows:

         (a) PERSONS. The Corporation shall indemnify to the extent provided in paragraph (b), (d) or (f):

                  (1) any person who is or was Director, Officer, agent, or employee of the Corporation, and

                  (2) any person who serves or served at the Corporation's request as a Director, Officer, agent, employee, partner or trustee of another corporation or of a partnership, joint venture, trust or other enterprise.

         (b) EXTENT - DERIVATIVE SUITS. In case of a suit by or in the right of the Corporation against a person named in paragraph
                  (a) by reason of his holding a position named in paragraph
                  (a), the Corporation shall indemnify him, if he satisfies the standard in paragraph (c), for expenses (including attorney's fees but excluding amounts paid in settlement) actually and reasonably incurred by him in connection with the defense or settlement of the suit.

         (c) STANDARD - DERIVATIVE SUIT. In case of a suit by or in the right of the Corporation, a person named in paragraph (a) shall be indemnified only if:

                  (1)  he is successful on the merits of otherwise; or

                  (2) he acted in good faith in the transaction which is the subject of this suit, and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation. However, he shall not be indemnified in respect of any claim, issue or matter as to which he has been adjudged liable for negligence or misconduct in the performance of his duty to the Corporation unless (and only to the extent that)



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
                  the court in which the suit was brought shall determine upon application that, despite the adjudication but in view of all the circumstances, he is fairly and reasonably entitled to indemnity for such expense as the court shall deem proper.

         (d) EXTENT - NONDERIVATIVE SUITS. In case of a suit, action or proceeding (whether civil, criminal, administrative or investigative), other than a suit by or in the right of the Corporation, together hereinafter referred to as a nonderivative suit, against a person named in paragraph (a) by reason of his holding a position named in paragraph (a), the Corporation shall indemnify him if he satisfies the standard in paragraph (e), for amounts actually and reasonably incurred by him in connection with the defense or settlement of the nonderivative suit as:

                  (1)  expenses (including attorney's fees);

                  (2)  amounts paid in settlement;

                  (3)  judgments; and

                  (4)  fines.

         (e) STANDARD - NONDERIVATIVE SUITS. In case of a nonderivative suit, a person named in paragraph (a) shall be indemnified only if:

                  (1)  he is successful on the merits or otherwise; or

                  (2) he acted in good faith in the transaction which is the subject of the nonderivative suit, and in a manner he reasonably believed to be in, and not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, he had no reason to believe his conduct was unlawful. The termination of a nonderivative suit by judgment, order, settlement, conviction or upon a plea of nolo contendre or its equivalent shall not, of itself, create a presumption that the person failed to satisfy the standard of this paragraph (e) (2).

         (f) DETERMINATION THAT STANDARD HAS BEEN MET. A determination that the standard of paragraph (c) or (e) has been satisfied may be made by a court or, except as stated in paragraph (c)
                  (2) (second sentence), the determination may be made by:

                  (1) a majority of the Directors of the Corporation (whether or not a quorum) who were not parties to the action, suit or proceeding;

                  (2) independent legal counsel (appointed by a majority of the Directors of the Corporation, whether or not a quorum, or elected by the Shareholders of the Corporation) in a written opinion; or

                  (3) the Shareholders of the Corporation.



BYLAWS OF CYBERGUIDE ONLINE, INC. - Page 15

         (g) PRORATION. Anyone making a determination under paragraph (f) may determine that a person has met the standard as to some matters but not as to others, and may reasonably prorate amounts to be indemnified.

         (h) ADVANCE PAYMENT. The Corporation may pay in advance any expenses (including attorney's fees) which may become subject to the indemnification under paragraphs (a)-(g) if:

                  (1) the Board of Directors authorized the specific payment;
                  and

                  (2) the person receiving the payment undertakes in writing to repay unless it is ultimately determined that he is entitled to indemnification by the Corporation under paragraphs
                  (a)-(g).

         (i)      NONEXCLUSIVE. The indemnification provided in paragraphs
                  (a)-(g) shall not be exclusive of any other rights to which a person may be entitled by law, Bylaw, Agreement, vote of Shareholders or disinterested Directors, or otherwise.

         (j) CONTINUATION. The indemnification and advance payment provided in paragraphs (a)-(h) shall continue as to a person who has ceased to hold a position named in paragraph (a) and shall inure to his heirs, executors and administrators.

         (k) INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who holds or who has held any position named in paragraph (a), against any liability incurred by him in any such position, or arising out of his status as such, whether or not the Corporation would have power to indemnify him against such liability under paragraphs (a)-(h).

         (l) REPORTS. Indemnification payments, advance payments and insurance purchases and payments made under paragraphs
                  (a)-(k) shall be reported in writing to the Shareholders of the Corporation with the next notice of annual meeting, or within six (6) months, whichever is sooner.

         (m) SEVERABILITY. All of the provisions of this Article Nine are separate from each other, and to the extent a particular provision is held by a court of competent jurisdiction to be invalid for any reason, then such holding shall not affect the enforceability and binding effect of the rest of the provisions of this Article Nine not specifically held to be invalid, with the remaining parts of this Article Nine remaining in full force and effect.


                           ARTICLE TEN - SURETY BONDS

         SECTION ONE. SURETY BONDS. When the Board of Directors so directs, Officers and agents of the Corporation shall be bonded for the faithful performance of their duties and for the restoration to the Corporation of, in case of their death, resignation, retirement, disqualification or removal from office, all books, papers, vouchers, money and other properties of whatever kind in



BYLAWS OF CYBERGUIDE ONLINE, INC. - Page 16 their possession or under their control belonging to the Corporation, in the amounts and by the surety companies as the Board of Directors may determine. The premiums on the bonds shall be paid by the Corporation and the bonds so furnished shall be in the custody of the Secretary.


                      ARTICLE ELEVEN - AMENDMENT OF BYLAWS

         SECTION ONE. AMENDMENT. These Bylaws may be altered, amended or repealed, and new Bylaws may be adopted, by the Directors, subject to repeal or change by action of the Shareholders.

         The foregoing set of Bylaws was unanimously adopted as the Bylaws of Cyberguide Online, Inc., by the Board of Directors effective as of November 18, 1998, to certify which witness my signature.



                                        /s/ JAMES B. TUCKER
                                        ------------------------------------
                                        JAMES B. TUCKER, SECRETARY



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